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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                         Dated: August 1, 2004

                                 STATE OF ISRAEL

                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during August 2004 is 2.60%. This interest rate was calculated as follows:

Applicable LIBOR  +     Number of basis points        =     Initial Rate
for August 2004         set by State of Israel
                        at beginning of monthly
                        sales period


2.00%             +     60 BASIS POINTS               =     2.60%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in September 2004 will receive the rate and spread in effect for that sales period.